Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
PETER J. CONNER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Reports Third Quarter Net Income of $37.8 Million, or $1.17 Per Diluted Share;
Results Highlighted by Strong Loan and Core Deposit Growth, Net Interest Margin Expansion and Improved Operating Efficiency

Walla Walla, WA - October 24, 2018 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported that continued margin expansion, coupled with strong loan and core deposit growth, along with improved operating efficiency contributed to solid third quarter financial results. Net income in the third quarter of 2018 increased 16% to $37.8 million, or $1.17 per diluted share, compared to $32.4 million, or $1.00 per diluted share, in the preceding quarter and increased 51% when compared to $25.1 million, or $0.76 per diluted share, in the third quarter a year ago when federal income tax rates were substantially higher. Third quarter results include $1.0 million of acquisition-related expense, compared to no acquisition expenses in the preceding or year ago quarter.
In the first nine months of 2018, net income increased 33% to $99.0 million, or $3.05 per diluted share, compared to $74.3 million, or $2.25 per diluted share, in the first nine months of 2017.
“Our third quarter 2018 performance clearly demonstrates that execution of our strategic plan is effective and continues to build shareholder value. Our focus on growing new client relationships adds to our core funding position and promotes client loyalty through our responsive service model,” stated Mark J. Grescovich, President and Chief Executive Officer. "In addition, we recently announced our agreement to acquire Skagit Bancorp, Inc., the holding company for Skagit Bank. This transaction will expand Banner’s presence and density in the attractive North Sound markets of the Pacific Northwest and will represent a complementary fit, both strategically and culturally, with Banner’s business model. We expect the combination of Banner and Skagit to enhance our already strong core deposit base, provide the opportunity to create operational efficiencies, and enhance the value of the combined company while offering Skagit Bank customers a broader product offering, increased lending limits and an expanded branch delivery system that stretches throughout the four states of Washington, Oregon, Idaho and California.”
At September 30, 2018, Banner Corporation had $10.51 billion in assets, $7.73 billion in net loans and $8.69 billion in deposits. Banner operates 171 branch offices located in eight of the top 20 largest western Metropolitan Statistical Areas by population.
Third Quarter 2018 Highlights

•
Net income increased 16% to $37.8 million, or $1.17 per diluted share, compared to $32.4 million, or $1.00 per diluted share, in the preceding quarter and increased 51% compared to $25.1 million, or $0.76 per diluted share, in the third quarter a year ago.

•
Net interest income, before the provision for loan losses, increased 4% to $109.1 million, compared to $105.1 million in the preceding quarter and increased 9% from $100.2 million in the third quarter a year ago.

•	Net interest margin was 4.48% for the current quarter, compared to 4.39% in the preceding quarter and 4.22% in the third quarter a year ago.

•	Revenues were $129.5 million during the quarter ended September 30, 2018, $126.3 million during the preceding quarter and $118.3 million during the third quarter a year ago.

•	Return on average assets was 1.43% in the current quarter, compared to 1.25% in the preceding quarter and 0.97% in the third quarter a year ago.

•	Return on average equity was 11.78% in the current quarter, compared to 10.25% in the preceding quarter and 7.49% in the third quarter a year ago.

•
Provision for loan losses remained steady at $2.0 million, increasing the allowance for loan losses to $95.3 million or 1.22% of total loans compared to an allowance for loan losses of $89.1 million or 1.15% of total loans as of September 30, 2017.

•	Loans receivable increased 2% to $7.82 billion at September 30, 2018 compared to $7.68 billion at June 30, 2018.

•	Core deposits increased 2% compared to June 30, 2018 and represented 86% of total deposits at September 30, 2018.

•	Quarterly dividends to shareholders for the current quarter were $0.38 per share, an increase of 9% over the regular dividend of $0.35 per share in the second quarter 2018.

•	Tangible common shareholders' equity per share* was $31.20 at September 30, 2018, compared to $30.57 at the preceding quarter end and $31.79 a year ago.

•
The ratio of tangible common shareholders' equity to tangible assets* remained strong at 9.86% at September 30, 2018, compared to 9.79% at the preceding quarter end and 10.39% at the end of the third quarter a year ago.

•	Non-performing assets were $16.7 million, or 0.16% of total assets, at September 30, 2018, and were $31.7 million, or 0.30% of total assets at September 30, 2017.

BANR - Third Quarter 2018 Results
October 24, 2018

*Tangible common shareholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net), and references to revenues from core operations (which excludes acquisition-related costs, fair value adjustments and gains and losses on the sale of securities) and the adjusted efficiency ratio (which excludes fair value adjustments and gains and losses on the sale of securities from adjusted non-interest income and excludes amortization of core deposit intangibles, real estate owned, gain (loss) and state/municipal business and use taxes from adjusted non-interest expense) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers. Where applicable, comparable earnings information using GAAP financial measures is also presented. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.
Certain reclassifications have been made to the 2017 Consolidated Financial Statements and/or schedules to conform to the 2018 presentation. These reclassifications have affected certain line items and ratios for the prior periods but have not changed net income or shareholders’ equity for those periods. The effect of these reclassifications is considered immaterial.
Significant Recent Initiatives and Events
On July 25, 2018, Banner and Skagit Bancorp, Inc. (“Skagit”), the holding company for Skagit Bank, a Washington state-chartered commercial bank, entered into a definitive merger agreement pursuant to which Banner will acquire Skagit in an all-stock transaction, subject to the terms and conditions set forth therein. Under the merger agreement, Skagit will merge with and into Banner, and immediately thereafter Skagit Bank will merge with and into Banner Bank. The transaction is expected to close on or about November 1, 2018, subject to customary closing conditions.
Skagit Bank is a 60-year-old community bank based in the North Sound region of the Pacific Northwest focused on developing and serving long term consumer and business clients. At September 30, 2018, Skagit Bank had assets of $919 million, a diverse and high-quality loan portfolio of $604 million, and a low-cost deposit base of $819 million with 11 retail branches along the I-5 corridor from Seattle to the Canadian border. Banner expects the transaction to be immediately accretive to earnings per share, excluding one-time transaction expenses. The combined company will have approximately $11.4 billion in assets.
On October 2, 2018, Banner announced that it had received all regulatory approvals required to consummate the proposed transaction, including the written approval of the Federal Deposit Insurance Corporation and the Washington Department of Financial Institutions, and written confirmation from the Board of Governors of the Federal Reserve System that no application was required to be filed with that agency. On October 15, 2018, the shareholders of Skagit approved the definitive merger agreement.
Income Statement Review
“The rising interest rate environment contributed to higher yields on loans and improved our net interest margin again this quarter,” said Grescovich. Banner's net interest margin was 4.48% for the third quarter of 2018, a nine basis point improvement compared to 4.39% in the preceding quarter and a 26 basis point improvement compared to 4.22% in the third quarter a year ago. Acquisition accounting adjustments added 12 basis points to the net interest margin in the current quarter compared to six basis points in the preceding quarter and ten basis points in the third quarter a year ago. The total purchase discount for acquired loans was $15.4 million at September 30, 2018, a decrease from $18.1 million at June 30, 2018 and a decrease compared to $23.4 million at September 30, 2017. In the first nine months of the year, Banner’s net interest margin expanded 14 basis points to 4.41% compared to 4.27% in the first nine months a year ago.
Average interest-earning asset yields increased 13 basis points to 4.83% compared to 4.70% for the preceding quarter and increased 40 basis points compared to 4.43% in the third quarter a year ago. Average loan yields increased 16 basis points to 5.31% compared to 5.15% in the preceding quarter and increased 43 basis points compared to 4.88% in the third quarter a year ago. Loan discount accretion added 15 basis points to loan yields in the third quarter of 2018, compared to eight basis points in the preceding quarter and 12 basis points in the third quarter a year ago. Deposit costs were 0.25% in the third quarter of 2018, a five basis point increase compared to the preceding quarter and a ten basis point increase compared to the third quarter a year ago. The total cost of funds was 0.37% during the third quarter of 2018, a four basis point increase compared to the preceding quarter and a 14 basis point increase compared to the third quarter a year ago largely reflecting increased use of brokered deposits and the impacts of the rising rate environment.
Primarily as a result of the origination of new loans, the renewal of acquired loans out of the discounted acquired loan portfolio and net charge-offs, Banner recorded a $2.0 million provision for loan losses during the third quarter, the same as in both the preceding and year ago quarters as credit quality metrics remained strong.
Deposit fees and other service charges were $12.3 million in the third quarter, compared to $12.0 million in the preceding quarter and $11.1 million in the third quarter a year ago. Mortgage banking revenues, including gains on one- to four-family and multifamily loan sales and loan servicing fees, increased to $5.8 million in the third quarter compared to $4.6 million in the preceding quarter and $4.5 million in the third quarter of 2017. Home purchase activity accounted for 78% of third quarter 2018 one- to four-family mortgage loan originations compared to 81% in the prior quarter and 77% in the third quarter of 2017. Death benefits accounted for an $759,000 increase in Bank owned life insurance income during the quarter.
Banner’s third quarter 2018 results included a $45,000 net gain for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, principally certain investment securities held for trading. In the preceding quarter, results included a $224,000 net gain for fair value adjustments and a $44,000 net gain on the sale of securities. In the third quarter a year ago, results included a $493,000 net loss for fair value adjustments and a $270,000 net gain on the sale of securities. Following the adoption of new accounting guidance, beginning in the first quarter of 2018, Banner no longer reflects changes in the fair value of its junior subordinated debentures related to instrument-specific credit risk in the Consolidated Statements of Operations, but rather reports those changes in the Consolidated Statements of Comprehensive Income and includes them in total shareholders’ equity in the Consolidated Statements of Financial Condition.

BANR - Third Quarter 2018 Results
October 24, 2018

Total revenues increased 3% to $129.5 million for the third quarter of 2018, compared to $126.3 million in the preceding quarter and increased 9% compared to $118.3 million in the third quarter a year ago. In the first nine months of 2018, total revenues increased 7% to $376.5 million, compared to $352.3 million in the first nine months of 2017. Revenues from core operations* (revenues excluding gains and losses on the sale of securities and the net change in valuation of financial instruments) increased to $129.4 million in the third quarter of 2018, compared to $126.0 million in the preceding quarter, and $118.5 million in the third quarter of 2017. In the first nine months of 2018, revenues from core operations* increased to $372.9 million from $353.9 million in the first nine months a year ago.
Total non-interest income, which includes the changes in the valuation of financial instruments carried at fair value and gains and losses on the sale of securities, was $20.4 million in the third quarter of 2018, compared to $21.2 million in the second quarter of 2018 and $18.1 million in the third quarter a year ago. In the first nine months of 2018, total non-interest income was $63.0 million, compared to $57.5 million in the same period a year ago.
Banner’s total non-interest expense was $81.6 million in the third quarter of 2018, compared to $82.6 million in the preceding quarter and $80.3 million in the third quarter of 2017. Acquisition-related expenses were $1.0 million for the third quarter, compared to no acquisition expenses in the preceding or year ago quarters. Other non-interest expense items of significance for the third quarter of 2018 included $425,000 in fixed asset write-offs from consolidating six branches in July. Banner’s adjusted efficiency ratio* improved to 60.21% for the current quarter, compared to 64.09% in the prior quarter and 65.62% in the year ago quarter.
For the third quarter of 2018, Banner recorded $8.1 million in state and federal income tax expense for an effective tax rate of 17.6%, reflecting the new lower federal corporate income tax rate beginning in 2018, as well as the benefits from tax exempt income sources and a $1.2 million credit to tax expense for its affordable housing lending activity. Our normal, expected statutory income tax rate is 23.7%, representing a blend of the statutory federal income tax rate of 21.0% and apportioned effects of the state income tax rates. For the year ago quarter, Banner recorded $10.9 million in state and federal income tax expense for an effective tax rate of 30.3%.
Balance Sheet Review
Banner’s total assets were $10.51 billion at September 30, 2018, compared to $10.38 billion at June 30, 2018, and $10.44 billion at September 30, 2017. The total of securities and interest-bearing deposits held at other banks was $1.76 billion at September 30, 2018, compared to $1.74 billion at June 30, 2018, $1.26 billion at December 31, 2017 and $1.68 billion at September 30, 2017. The increase in the securities portfolio during both the current quarter and preceding quarter compared to December 31, 2017, reflects Banner's renewed leveraging strategy as it crossed the $10 billion in total assets threshold. In the fourth quarter of 2017, Banner reduced its holdings of securities and use of wholesale funding to ensure that it remained below $10 billion in total assets at December 31, 2017 in order to postpone the adverse impact of the Durbin Amendment. The average effective duration of Banner's securities portfolio was approximately 4.2 years at September 30, 2018, compared to 3.6 years at September 30, 2017.
Net loans receivable increased 2% to $7.73 billion at September 30, 2018, compared to $7.59 billion at June 30, 2018 and increased modestly when compared to $7.69 billion at September 30, 2017. The sale of our Utah branches in the fourth quarter of 2017 included the sale of $253.8 million of loans. Commercial real estate and multifamily real estate loans increased slightly to $3.52 billion at September 30, 2018, compared to $3.51 billion at June 30, 2018, but decreased compared to $3.67 billion a year ago, reflecting significant payoffs of both owner occupied and investment commercial real estate loans. Commercial business loans increased 4% to $1.36 billion at September 30, 2018, compared to $1.31 billion three months earlier and increased 4% compared to $1.31 billion a year ago. Reflecting normal seasonal trends, agricultural business loans increased by 7% to $360.0 million at September 30, 2018, compared to $336.7 million three months earlier and increased by 6% compared to $339.9 million a year ago. Total construction, land and land development loans increased 4% to $1.02 billion at September 30, 2018, compared to $980.4 million at June 30, 2018, and increased 16% compared to $878.4 million a year earlier. Consumer loans increased modestly to $710.5 million at September 30, 2018, compared to $706.8 million at June 30, 2018, and increased compared to $701.2 million a year ago. One- to four-family loans increased modestly to $849.9 million compared to $840.5 million at June 30, 2018, but decreased compared to $869.6 million a year ago.
Loans held for sale decreased 8% to $72.9 million at September 30, 2018, compared to $78.8 million at June 30, 2018, but increased modestly compared to $71.9 million at September 30, 2017. The volume of one- to four- family residential mortgage loans sold remained relatively constant at $134.1 million in the current quarter compared to $124.1 million in the preceding quarter and was $141.0 million in the third quarter a year ago. During the third quarter of 2018, Banner sold $94.0 million in multifamily loans, compared to $135.7 million in the preceding quarter. Loans held for sale at September 30, 2018 included $39.2 million of multifamily loans and $33.6 million of one- to four-family loans.
Total deposits were $8.69 billion at September 30, 2018, compared to $8.53 billion at June 30, 2018, and $8.54 billion a year ago, as strong core deposit growth over the last year, coupled with the addition of brokered certificates of deposits, was partially offset by continuing declines in retail, or non-brokered, certificates of deposit. Compared to a year earlier, total deposits at September 30, 2018 were negatively impacted by the sale of $20.4 million of Poulsbo Branch deposits during the second quarter of 2018, as well as the sale of the Utah branches during the fourth quarter of 2017 which included $160.3 million of deposits. Non-interest-bearing account balances increased 4% to $3.47 billion at September 30, 2018, compared to $3.35 billion at June 30, 2018, and increased 3% compared to $3.38 billion a year ago. Core deposits (non-interest-bearing and interest-bearing transaction and savings accounts) increased 2% from the prior quarter and increased modestly compared to September 30, 2017, despite the sale of the Utah branches. Core deposits represented 86% of total deposits at September 30, 2018, compared to 87% of total deposits at June 30, 2018, and 87% of total deposits a year earlier. Certificates of deposit were $1.18 billion at September 30, 2018, compared to $1.15 billion at June 30, 2018, and $1.10 billion a year earlier. Brokered deposits increased to $325.2 million at September 30, 2018, compared to $280.1 million at June 30, 2018, and were $171.7 million a year earlier.
At September 30, 2018, total common shareholders' equity was $1.27 billion, or $39.26 per share, compared to $1.25 billion at June 30, 2018, and $1.33 billion a year ago. At September 30, 2018, tangible common shareholders' equity*, which excludes goodwill and other intangible assets, was $1.01 billion, or 9.86% of tangible assets*, compared to $990.5 million, or 9.79% of tangible assets, at June 30, 2018 and $1.06 billion, or 10.39% of tangible assets, a year ago. Banner's tangible book value per share* was $31.20 at September 30, 2018, compared to $31.79 per share a year ago.

BANR - Third Quarter 2018 Results
October 24, 2018

During the first quarter of 2018, Banner repurchased 269,711 shares of its common stock at an average price per share of $56.93 for a total purchase price of $15.4 million. There were no repurchases during the second or third quarters of 2018. Banner Corporation and its subsidiary banks continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized” under the Basel III and Dodd Frank regulatory standards. At September 30, 2018, Banner Corporation's common equity Tier 1 capital ratio was 11.13%, its Tier 1 leverage capital to average assets ratio was 11.04%, and its total capital to risk-weighted assets ratio was 13.76%.
Credit Quality
The allowance for loan losses was $95.3 million at September 30, 2018, or 1.22% of total loans outstanding and 603% of non-performing loans compared to $93.9 million at June 30, 2018, or 1.22% of total loans outstanding and 613% of non-performing loans, and $89.1 million at September 30, 2017, or 1.15% of total loans outstanding and 296% of non-performing loans. Net loan charge-offs totaled $612,000 in the third quarter compared to $332,000 in the preceding quarter and $1.5 million in the third quarter a year ago. Primarily as a result of the origination of new loans, the renewal of acquired loans out of the discounted acquired loan portfolio and net charge-offs, Banner recorded a $2.0 million provision for loan losses in the current quarter which was the same amount as recorded in the prior quarter and in the year ago quarter. Non-performing loans were $15.8 million at September 30, 2018, compared to $15.3 million at June 30, 2018 and decreased compared to $30.1 million a year ago. Real estate owned and other repossessed assets were $937,000 at September 30, 2018, compared to $1.2 million at June 30, 2018 and $1.6 million a year ago.
In accordance with acquisition accounting, loans acquired from acquisitions were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, a portion of which reflects a discount for possible credit losses. Credit discounts are included in the determination of fair value, and as a result, no allowance for loan and lease losses is recorded for acquired loans at the acquisition date. At September 30, 2018, the total purchase discount for acquired loans was $15.4 million.
Banner's non-performing assets were $16.7 million, or 0.16% of total assets, at September 30, 2018, compared to $16.5 million, or 0.16% of total assets, at June 30, 2018 and $31.7 million, or 0.30% of total assets, a year ago. In addition to non-performing assets, purchased credit-impaired loans decreased to $12.9 million at September 30, 2018, compared to $18.1 million at June 30, 2018 and $23.2 million at September 30, 2017.
Conference Call
Banner will host a conference call on Thursday, October 25, 2018, at 8:00 a.m. PDT, to discuss its third quarter results. To listen to the call on-line, go to www.bannerbank.com. Investment professionals are invited to dial (866) 235-9915 to participate in the call. A replay will be available for one week at (877) 344-7529 using access code 10124315, or at www.bannerbank.com.
About the Company
Banner Corporation is a $10.51 billion bank holding company operating two commercial banks in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "may," “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” "potential," or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner's operating and stock price performance.
Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the proposed merger of Banner and Skagit might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the remaining closing conditions to the merger may be delayed or may not be obtained, or the merger agreement may be terminated; (3) business disruption may occur following or in connection with the proposed merger of Banner and Skagit; (4) Banner's or Skagit's businesses may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; (5) the possibility that the proposed merger is more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of managements' attention from ongoing business operations and opportunities as a result of the proposed merger or otherwise; (6) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (7) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets or impose restrictions or penalties with respect to Banner's activities; (8) competitive pressures among depository institutions; (9) interest rate movements and their impact on customer behavior and net interest margin; (10) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (11) fluctuations in real estate values; (12) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (13) the ability to access cost-effective funding; (14) changes in financial markets; (15) changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular; (16) the costs, effects and outcomes of litigation; (17) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-

BANR - Third Quarter 2018 Results
October 24, 2018

Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (18) changes in accounting principles, policies or guidelines; (19) future acquisitions by Banner of other depository institutions or lines of business; (20) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors and (21) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR - Third Quarter 2018 Results
October 24, 2018

RESULTS OF OPERATIONS	Quarters Ended			Nine months ended
(in thousands except shares and per share data)	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017

INTEREST INCOME:
Loans receivable	$104,868	$99,853	$95,221	$298,743	$281,304
Mortgage-backed securities	8,915	8,899	6,644	25,145	17,529
Securities and cash equivalents	3,865	3,671	3,413	11,003	9,976
	117,648	112,423	105,278	334,891	308,809
INTEREST EXPENSE:
Deposits	5,517	4,264	3,189	13,139	9,162
Federal Home Loan Bank advances	1,388	1,499	569	3,564	1,142
Other borrowings	60	49	84	179	241
Junior subordinated debentures	1,605	1,548	1,226	4,495	3,494
	8,570	7,360	5,068	21,377	14,039
Net interest income before provision for loan losses	109,078	105,063	100,210	313,514	294,770
PROVISION FOR LOAN LOSSES	2,000	2,000	2,000	6,000	6,000
Net interest income	107,078	103,063	98,210	307,514	288,770
NON-INTEREST INCOME:
Deposit fees and other service charges	12,255	11,985	11,058	35,535	32,611
Mortgage banking operations	5,816	4,643	4,498	15,324	15,854
Bank owned life insurance	1,726	933	1,043	3,511	3,599
Miscellaneous	569	3,388	1,705	4,995	7,062
	20,366	20,949	18,304	59,365	59,126
Net gain on sale of securities	—	44	270	48	230
Net change in valuation of financial instruments carried at fair value	45	224	(493)	3,577	(1,831)
Total non-interest income	20,411	21,217	18,081	62,990	57,525
NON-INTEREST EXPENSE:
Salary and employee benefits	48,930	51,494	48,931	150,491	144,014
Less capitalized loan origination costs	(4,318)	(4,733)	(4,331)	(13,062)	(13,245)
Occupancy and equipment	12,385	11,574	11,737	35,725	35,778
Information / computer data services	4,766	4,564	4,420	13,711	12,513
Payment and card processing services	3,748	3,731	3,581	11,179	10,523
Professional services	3,010	3,838	3,349	11,276	12,233
Advertising and marketing	1,786	2,141	2,130	5,758	5,225
Deposit insurance	991	1,021	1,101	3,353	3,438
State/municipal business and use taxes	902	816	780	2,430	1,857
Real estate operations	433	(319)	240	553	(1,089)
Amortization of core deposit intangibles	1,348	1,382	1,542	4,112	4,790
Miscellaneous	6,646	7,128	6,851	19,444	20,432
	80,627	82,637	80,331	244,970	236,469
Acquisition related expenses	1,005	—	—	1,005	—
Total non-interest expense	81,632	82,637	80,331	245,975	236,469
Income before provision for income taxes	45,857	41,643	35,960	124,529	109,826
PROVISION FOR INCOME TAXES	8,084	9,219	10,883	25,542	35,502
NET INCOME	$37,773	$32,424	$25,077	$98,987	$74,324
Earnings per share available to common shareholders:
Basic	$1.17	$1.01	$0.76	$3.06	$2.25
Diluted	$1.17	$1.00	$0.76	$3.05	$2.25
Cumulative dividends declared per common share	$0.38	$0.85	$0.25	$1.58	$1.75
Weighted average common shares outstanding:
Basic	32,256,789	32,250,514	32,982,532	32,300,688	32,966,214
Diluted	32,376,623	32,331,609	33,079,099	32,406,414	33,061,172
(Decrease) increase in common shares outstanding	(2,939)	(17,977)	(23,247)	(323,728)	61,397

BANR - Third Quarter 2018 Results
October 24, 2018

FINANCIAL CONDITION					Percentage Change
(in thousands except shares and per share data)	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017	Prior Qtr	Prior Yr Qtr

ASSETS
Cash and due from banks	$184,417	$195,652	$199,624	$192,278	(5.7)%	(4.1)%
Interest-bearing deposits	64,244	53,773	61,576	49,488	19.5%	29.8%
Total cash and cash equivalents	248,661	249,425	261,200	241,766	(0.3)%	2.9%
Securities - trading	25,764	25,640	22,318	23,466	0.5%	9.8%
Securities - available for sale	1,412,273	1,400,312	919,485	1,339,057	0.9%	5.5%
Securities - held to maturity	258,699	263,176	260,271	264,752	(1.7)%	(2.3)%
Total securities	1,696,736	1,689,128	1,202,074	1,627,275	0.5%	4.3%
Federal Home Loan Bank stock	19,196	19,916	10,334	20,854	(3.6)%	(8.0)%
Loans held for sale	72,850	78,833	40,725	71,905	(7.6)%	1.3%
Loans receivable	7,822,519	7,684,732	7,598,884	7,774,449	1.8%	0.6%
Allowance for loan losses	(95,263)	(93,875)	(89,028)	(89,100)	1.5%	6.9%
Net loans receivable	7,727,256	7,590,857	7,509,856	7,685,349	1.8%	0.5%
Accrued interest receivable	37,676	34,004	31,259	33,837	10.8%	11.3%
Real estate owned held for sale, net	364	473	360	1,496	(23.0)%	(75.7)%
Property and equipment, net	151,212	153,224	154,815	159,893	(1.3)%	(5.4)%
Goodwill	242,659	242,659	242,659	244,583	—%	(0.8)%
Other intangibles, net	18,499	19,858	22,655	25,219	(6.8)%	(26.6)%
Bank-owned life insurance	163,265	164,225	162,668	161,648	(0.6)%	1.0%
Other assets	135,929	136,592	124,604	169,261	(0.5)%	(19.7)%
Total assets	$10,514,303	$10,379,194	$9,763,209	$10,443,086	1.3%	0.7%
LIABILITIES
Deposits:
Non-interest-bearing	$3,469,294	$3,346,777	$3,265,544	$3,379,841	3.7%	2.6%
Interest-bearing transaction and savings accounts	4,035,856	4,032,283	3,950,950	4,058,435	0.1%	(0.6)%
Interest-bearing certificates	1,180,674	1,148,607	966,937	1,100,574	2.8%	7.3%
Total deposits	8,685,824	8,527,667	8,183,431	8,538,850	1.9%	1.7%
Advances from Federal Home Loan Bank at fair value	221,184	239,190	202	263,349	(7.5)%	(16.0)%
Customer repurchase agreements and other borrowings	98,979	112,458	95,860	103,713	(12.0)%	(4.6)%
Junior subordinated debentures at fair value	113,110	112,774	98,707	97,280	0.3%	16.3%
Accrued expenses and other liabilities	82,530	93,281	71,344	72,604	(11.5)%	13.7%
Deferred compensation	40,478	40,814	41,039	40,279	(0.8)%	0.5%
Total liabilities	9,242,105	9,126,184	8,490,583	9,116,075	1.3%	1.4%
SHAREHOLDERS' EQUITY
Common stock	1,175,250	1,173,656	1,187,127	1,215,482	0.1%	(3.3)%
Retained earnings	109,942	84,485	90,535	111,405	30.1%	(1.3)%
Other components of shareholders' equity	(12,994)	(5,131)	(5,036)	124	nm	nm
Total shareholders' equity	1,272,198	1,253,010	1,272,626	1,327,011	1.5%	(4.1)%
Total liabilities and shareholders' equity	$10,514,303	$10,379,194	$9,763,209	$10,443,086	1.3%	0.7%
Common Shares Issued:
Shares outstanding at end of period	32,402,757	32,405,696	32,726,485	33,254,784
Common shareholders' equity per share (1)	$39.26	$38.67	$38.89	$39.90
Common shareholders' tangible equity per share (1) (2)	$31.20	$30.57	$30.78	$31.79
Common shareholders' tangible equity to tangible assets (2)	9.86%	9.79%	10.61%	10.39%
Consolidated Tier 1 leverage capital ratio	11.04%	10.80%	11.33%	11.49%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders' tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of the press release tables.

BANR - Third Quarter 2018 Results
October 24, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
					Percentage Change
LOANS	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017	Prior Qtr	Prior Yr Qtr

Commercial real estate:
Owner occupied	$1,271,363	$1,256,730	$1,284,363	$1,369,130	1.2%	(7.1)%
Investment properties	1,943,793	1,920,790	1,937,423	1,993,144	1.2%	(2.5)%
Multifamily real estate	309,809	330,384	314,188	311,706	(6.2)%	(0.6)%
Commercial construction	154,071	166,089	148,435	157,041	(7.2)%	(1.9)%
Multifamily construction	172,433	147,576	154,662	136,532	16.8%	26.3%
One- to four-family construction	498,549	480,591	415,327	399,361	3.7%	24.8%
Land and land development:
Residential	171,610	163,335	164,516	158,384	5.1%	8.4%
Commercial	22,382	22,849	24,583	27,095	(2.0)%	(17.4)%
Commercial business	1,358,149	1,312,424	1,279,894	1,311,409	3.5%	3.6%
Agricultural business including secured by farmland	359,966	336,709	338,388	339,932	6.9%	5.9%
One- to four-family real estate	849,928	840,470	848,289	869,556	1.1%	(2.3)%
Consumer:
Consumer secured by one- to four-family real estate	539,143	536,007	522,931	535,300	0.6%	0.7%
Consumer-other	171,323	170,778	165,885	165,859	0.3%	3.3%
Total loans receivable	$7,822,519	$7,684,732	$7,598,884	$7,774,449	1.8%	0.6%
Restructured loans performing under their restructured terms	$13,328	$13,793	$16,115	$12,744
Loans 30 - 89 days past due and on accrual (1)	$8,688	$8,040	$29,278	$9,619
Total delinquent loans (including loans on non-accrual), net (2)	$21,191	$22,620	$50,503	$34,792
Total delinquent loans / Total loans receivable	0.27%	0.29%	0.66%	0.45%

(1) Includes $5,000 of purchased credit-impaired loans at September 30, 2018 compared to $6,000 at June 30, 2018, $943,000 at December 31, 2017, and $1.0 million at September 30, 2017.
(2) Delinquent loans include $568,000 of delinquent purchased credit-impaired loans at September 30, 2018 compared to $1.0 million at June 30, 2018, $2.2 million at December 31, 2017, and $2.9 million at September 30, 2017.

LOANS BY GEOGRAPHIC LOCATION						Percentage Change
	Sep 30, 2018		Jun 30, 2018	Dec 31, 2017	Sep 30, 2017	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount	Amount

Washington	$3,640,209	46.5%	$3,550,945	$3,508,542	$3,515,881	2.5%	3.5%
Oregon	1,628,703	20.9%	1,601,939	1,590,233	1,561,723	1.7%	4.3%
California	1,496,817	19.1%	1,477,293	1,415,076	1,381,572	1.3%	8.3%
Idaho	504,297	6.4%	500,201	492,603	495,041	0.8%	1.9%
Utah	63,053	0.8%	76,414	73,382	304,740	(17.5)%	(79.3)%
Other	489,440	6.3%	477,940	519,048	515,492	2.4%	(5.1)%
Total loans receivable	$7,822,519	100.0%	$7,684,732	$7,598,884	$7,774,449	1.8%	0.6%

BANR - Third Quarter 2018 Results
October 24, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Nine months ended
CHANGE IN THE	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$93,875	$92,207	$88,586	$89,028	$85,997
Provision for loan losses	2,000	2,000	2,000	6,000	6,000
Recoveries of loans previously charged off:
Commercial real estate	12	216	19	1,580	353
Multifamily real estate	—	—	—	—	11
Construction and land	5	11	73	190	1,180
One- to four-family real estate	86	356	8	732	262
Commercial business	586	100	577	856	921
Agricultural business, including secured by farmland	—	41	1	41	133
Consumer	46	106	98	264	293
	735	830	776	3,663	3,153
Loans charged off:
Commercial real estate	(102)	(299)	(584)	(401)	(631)
Construction and land	(479)	—	—	(479)	—
One- to four-family real estate	(27)	—	—	(43)	—
Commercial business	(473)	(375)	(491)	(1,367)	(3,286)
Agricultural business, including secured by farmland	(5)	(329)	(1,001)	(341)	(1,264)
Consumer	(261)	(159)	(186)	(797)	(869)
	(1,347)	(1,162)	(2,262)	(3,428)	(6,050)
Net (charge-offs) recoveries	(612)	(332)	(1,486)	235	(2,897)
Balance, end of period	$95,263	$93,875	$89,100	$95,263	$89,100
Net (charge-offs) recoveries / Average loans receivable	(0.008)%	(0.004)%	(0.019)%	0.003%	(0.038)%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017
Specific or allocated loss allowance:
Commercial real estate	$25,147	$24,413	$22,824	$23,431
Multifamily real estate	3,745	3,718	1,633	1,625
Construction and land	24,564	27,034	27,568	29,422
One- to four-family real estate	4,423	3,932	2,055	2,040
Commercial business	17,948	19,141	18,311	18,657
Agricultural business, including secured by farmland	3,505	3,162	4,053	3,949
Consumer	8,110	5,725	3,866	4,016
Total allocated	87,442	87,125	80,310	83,140
Unallocated	7,821	6,750	8,718	5,960
Total allowance for loan losses	$95,263	$93,875	$89,028	$89,100
Allowance for loan losses / Total loans receivable	1.22%	1.22%	1.17%	1.15%
Allowance for loan losses / Non-performing loans	603%	613%	329%	296%

BANR - Third Quarter 2018 Results
October 24, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$3,728	$4,341	$10,646	$11,632
Construction and land	2,095	1,176	798	1,726
One- to four-family	1,827	2,281	3,264	2,878
Commercial business	2,921	2,673	3,406	7,144
Agricultural business, including secured by farmland	1,645	1,712	6,132	4,285
Consumer	1,703	1,176	1,297	1,462
	13,919	13,359	25,543	29,127
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	428	—	—	53
Construction and land	—	784	298	—
One- to four-family	1,076	905	1,085	722
Commercial business	87	1	18	51
Consumer	296	253	85	101
	1,887	1,943	1,486	927
Total non-performing loans	15,806	15,302	27,029	30,054
Real estate owned (REO)	364	473	360	1,496
Other repossessed assets	573	733	107	145
Total non-performing assets	$16,743	$16,508	$27,496	$31,695
Total non-performing assets to total assets	0.16%	0.16%	0.28%	0.30%
Purchased credit-impaired loans, net	$12,944	$18,063	$21,310	$23,221

	Quarters Ended			Nine months ended
REAL ESTATE OWNED	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Balance, beginning of period	$473	$328	$2,427	$360	$11,081
Additions from loan foreclosures	—	393	—	502	46
Additions from capitalized costs	—	—	—	—	54
Proceeds from dispositions of REO	(90)	(314)	(961)	(385)	(11,382)
Gain on sale of REO	8	66	30	74	1,953
Valuation adjustments in the period	(27)	—	—	(187)	(256)
Balance, end of period	$364	$473	$1,496	$364	$1,496

BANR - Third Quarter 2018 Results
October 24, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION					Percentage Change
	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017	Prior Qtr	Prior Yr Qtr

Non-interest-bearing	$3,469,294	$3,346,777	$3,265,544	$3,379,841	3.7%	2.6%
Interest-bearing checking	1,034,678	1,012,519	971,137	955,486	2.2%	8.3%
Regular savings accounts	1,627,560	1,635,080	1,557,500	1,577,292	(0.5)%	3.2%
Money market accounts	1,373,618	1,384,684	1,422,313	1,525,657	(0.8)%	(10.0)%
Total interest-bearing transaction and savings accounts	4,035,856	4,032,283	3,950,950	4,058,435	0.1%	(0.6)%
Total core deposits	7,505,150	7,379,060	7,216,494	7,438,276	1.7%	0.9%
Interest-bearing certificates	1,180,674	1,148,607	966,937	1,100,574	2.8%	7.3%
Total deposits	$8,685,824	$8,527,667	$8,183,431	$8,538,850	1.9%	1.7%

GEOGRAPHIC CONCENTRATION OF DEPOSITS						Percentage Change
	Sep 30, 2018		Jun 30, 2018	Dec 31, 2017	Sep 30, 2017	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount	Amount
Washington	$4,849,807	55.8%	$4,735,357	$4,506,249	$4,654,406	2.4%	4.2%
Oregon	1,916,183	22.1%	1,886,435	1,797,147	1,811,459	1.6%	5.8%
California	1,462,417	16.8%	1,444,413	1,432,819	1,442,727	1.2%	1.4%
Idaho	457,417	5.3%	461,462	447,216	465,104	(0.9)%	(1.7)%
Utah	—	—%	—	—	165,154	nm	nm
Total deposits	$8,685,824	100.0%	$8,527,667	$8,183,431	$8,538,850	1.9%	1.7%

INCLUDED IN TOTAL DEPOSITS	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017
Public non-interest-bearing accounts	$76,957	$86,040	$86,987	$86,262
Public interest-bearing transaction & savings accounts	110,802	114,457	111,732	108,257
Public interest-bearing certificates	25,367	24,390	23,685	26,543
Total public deposits	$213,126	$224,887	$222,404	$221,062
Total brokered deposits	$325,154	$280,055	$57,228	$171,718

BANR - Third Quarter 2018 Results
October 24, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF SEPTEMBER 30, 2018	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,223,107	13.76%	$711,305	8.00%	$889,131	10.00%
Tier 1 capital to risk-weighted assets	1,125,395	12.66%	533,479	6.00%	533,479	6.00%
Tier 1 leverage capital to average assets	1,125,395	11.04%	407,660	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	989,395	11.13%	400,109	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	1,133,724	13.03%	696,147	8.00%	870,184	10.00%
Tier 1 capital to risk-weighted assets	1,038,456	11.93%	522,110	6.00%	696,147	8.00%
Tier 1 leverage capital to average assets	1,038,453	10.49%	395,837	4.00%	494,796	5.00%
Common equity tier 1 capital to risk-weighted assets	1,038,456	11.93%	391,583	4.50%	565,619	6.50%
Islanders Bank:
Total capital to risk-weighted assets	33,866	17.98%	15,066	8.00%	18,833	10.00%
Tier 1 capital to risk-weighted assets	31,511	16.73%	11,300	6.00%	15,066	8.00%
Tier 1 leverage capital to average assets	31,511	10.69%	11,796	4.00%	14,745	5.00%
Common equity tier 1 capital to risk-weighted assets	31,511	16.73%	8,475	4.50%	12,241	6.50%

BANR - Third Quarter 2018 Results
October 24, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Held for sale loans	$72,249	$895	4.91%	$112,664	$1,295	4.61%	$89,888	$983	4.34%
Mortgage loans	6,117,299	81,130	5.26%	6,050,560	76,908	5.10%	5,996,666	74,037	4.90%
Commercial/agricultural loans	1,511,077	20,545	5.39%	1,479,148	19,381	5.26%	1,520,946	17,992	4.69%
Consumer and other loans	141,503	2,298	6.44%	141,401	2,269	6.44%	140,758	2,209	6.23%
Total loans(1)	7,842,128	104,868	5.31%	7,783,773	99,853	5.15%	7,748,258	95,221	4.88%
Mortgage-backed securities	1,266,862	8,915	2.79%	1,261,809	8,899	2.83%	1,129,256	6,644	2.33%
Other securities	462,048	3,279	2.82%	473,953	3,331	2.82%	473,808	3,192	2.67%
Interest-bearing deposits with banks	65,191	332	2.02%	51,886	211	1.63%	51,607	159	1.22%
FHLB stock	20,345	254	4.95%	22,231	129	2.33%	16,961	62	1.45%
Total investment securities	1,814,446	12,780	2.79%	1,809,879	12,570	2.79%	1,671,632	10,057	2.39%
Total interest-earning assets	9,656,574	117,648	4.83%	9,593,652	112,423	4.70%	9,419,890	105,278	4.43%
Non-interest-earning assets	799,083			804,229			888,388
Total assets	$10,455,657			$10,397,881			$10,308,278
Deposits:
Interest-bearing checking accounts	$1,006,010	270	0.11%	$1,051,409	281	0.11%	$946,585	218	0.09%
Savings accounts	1,631,158	1,002	0.24%	1,648,739	811	0.20%	1,557,475	538	0.14%
Money market accounts	1,381,943	1,011	0.29%	1,419,578	792	0.22%	1,534,867	653	0.17%
Certificates of deposit	1,153,403	3,234	1.11%	1,067,742	2,380	0.89%	1,151,725	1,780	0.61%
Total interest-bearing deposits	5,172,514	5,517	0.42%	5,187,468	4,264	0.33%	5,190,652	3,189	0.24%
Non-interest-bearing deposits	3,424,587	—	—%	3,324,104	—	—%	3,300,185	—	—%
Total deposits	8,597,101	5,517	0.25%	8,511,572	4,264	0.20%	8,490,837	3,189	0.15%
Other interest-bearing liabilities:
FHLB advances	249,896	1,388	2.20%	296,495	1,499	2.03%	165,586	569	1.36%
Other borrowings	110,868	60	0.21%	105,013	49	0.19%	116,297	84	0.29%
Junior subordinated debentures	140,212	1,605	4.54%	140,212	1,548	4.43%	140,212	1,226	3.47%
Total borrowings	500,976	3,053	2.42%	541,720	3,096	2.29%	422,095	1,879	1.77%
Total funding liabilities	9,098,077	8,570	0.37%	9,053,292	7,360	0.33%	8,912,932	5,068	0.23%
Other non-interest-bearing liabilities(2)	85,485			75,784			67,918
Total liabilities	9,183,562			9,129,076			8,980,850
Shareholders' equity	1,272,095			1,268,805			1,327,428
Total liabilities and shareholders' equity	$10,455,657			$10,397,881			$10,308,278
Net interest income/rate spread		$109,078	4.46%		$105,063	4.37%		$100,210	4.20%
Net interest margin			4.48%			4.39%			4.22%
Additional Key Financial Ratios:
Return on average assets			1.43%			1.25%			0.97%
Return on average equity			11.78%			10.25%			7.49%
Average equity/average assets			12.17%			12.20%			12.88%
Average interest-earning assets/average interest-bearing liabilities			170.21%			167.45%			167.83%
Average interest-earning assets/average funding liabilities			106.14%			105.97%			105.69%
Non-interest income/average assets			0.77%			0.82%			0.70%
Non-interest expense/average assets			3.10%			3.19%			3.09%
Efficiency ratio(4)			63.04%			65.44%			67.91%
Adjusted efficiency ratio(5)			60.21%			64.09%			65.62%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue. Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments. Adjusted non-interest expense excludes amortization of core deposit intangibles (CDI), REO gain (loss), and state/municipal business and use taxes. These represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.

BANR - Third Quarter 2018 Results
October 24, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Nine months ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest and Dividends	Yield/Cost(3)	Average Balance	Interest and Dividends	Yield/Cost(3)
Interest-earning assets:
Held for sale loans	$81,244	$2,871	4.72%	$146,382	$4,423	4.04%
Mortgage loans	6,058,535	231,703	5.11%	5,913,094	217,605	4.92%
Commercial/agricultural loans	1,482,377	57,348	5.17%	1,496,549	52,717	4.71%
Consumer and other loans	141,180	6,821	6.46%	139,181	6,559	6.30%
Total loans(1)	7,763,336	298,743	5.14%	7,695,206	281,304	4.89%
Mortgage-backed securities	1,196,282	25,145	2.81%	1,013,913	17,529	2.31%
Other securities	466,313	9,699	2.78%	466,572	9,420	2.70%
Interest-bearing deposits with banks	60,532	775	1.71%	46,022	392	1.14%
FHLB stock	19,722	529	3.59%	15,666	164	1.40%
Total investment securities	1,742,849	36,148	2.77%	1,542,173	27,505	2.38%
Total interest-earning assets	9,506,185	334,891	4.71%	9,237,379	308,809	4.47%
Non-interest-earning assets	802,915			902,435
Total assets	$10,309,100			$10,139,814
Deposits:
Interest-bearing checking accounts	$1,020,457	797	0.10%	$923,757	627	0.09%
Savings accounts	1,627,297	2,440	0.20%	1,556,075	1,588	0.14%
Money market accounts	1,414,513	2,469	0.23%	1,530,675	1,994	0.17%
Certificates of deposit	1,073,861	7,433	0.93%	1,147,387	4,953	0.58%
Total interest-bearing deposits	5,136,128	13,139	0.34%	5,157,894	9,162	0.24%
Non-interest-bearing deposits	3,344,312	—	—%	3,203,033	—	—%
Total deposits	8,480,440	13,139	0.21%	8,360,927	9,162	0.15%
Other interest-bearing liabilities:
FHLB advances	234,323	3,564	2.03%	133,365	1,142	1.14%
Other borrowings	105,700	179	0.23%	113,664	241	0.28%
Junior subordinated debentures	140,212	4,495	4.29%	140,212	3,494	3.33%
Total borrowings	480,235	8,238	2.29%	387,241	4,877	1.68%
Total funding liabilities	8,960,675	21,377	0.32%	8,748,168	14,039	0.21%
Other non-interest-bearing liabilities(2)	75,821			60,895
Total liabilities	9,036,496			8,809,063
Shareholders' equity	1,272,604			1,330,751
Total liabilities and shareholders' equity	$10,309,100			$10,139,814
Net interest income/rate spread		$313,514	4.39%		$294,770	4.26%
Net interest margin			4.41%			4.27%
Additional Key Financial Ratios:
Return on average assets			1.28%			0.98%
Return on average equity			10.40%			7.47%
Average equity/average assets			12.34%			13.12%
Average interest-earning assets/average interest-bearing liabilities			169.26%			166.59%
Average interest-earning assets/average funding liabilities			106.09%			105.59%
Non-interest income/average assets			0.82%			0.76%
Non-interest expense/average assets			3.19%			3.12%
Efficiency ratio(4)			65.33%			67.12%
Adjusted efficiency ratio(5)			63.79%			65.25%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue. Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments. Adjusted non-interest expense excludes acquisition related costs, amortization of CDI, real estate operations expense, and state/municipal business and use taxes. These represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.

BANR - Third Quarter 2018 Results
October 24, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers. Where applicable, comparable earnings information using GAAP financial measures is also presented.

REVENUE FROM CORE OPERATIONS	Quarters Ended			Nine months ended
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Net interest income before provision for loan losses	$109,078	$105,063	$100,210	$313,514	$294,770
Total non-interest income	20,411	21,217	18,081	62,990	57,525
Total GAAP revenue	129,489	126,280	118,291	376,504	352,295
Exclude net gain on sale of securities	—	(44)	(270)	(48)	(230)
Exclude change in valuation of financial instruments carried at fair value	(45)	(224)	493	(3,577)	1,831
Revenue from core operations (non-GAAP)	$129,444	$126,012	$118,514	$372,879	$353,896

EARNINGS FROM CORE OPERATIONS	Quarters Ended			Nine months ended
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Net income (GAAP)	$37,773	$32,424	$25,077	$98,987	$74,324
Exclude net gain on sale of securities	—	(44)	(270)	(48)	(230)
Exclude change in valuation of financial instruments carried at fair value	(45)	(224)	493	(3,577)	1,831
Exclude acquisition-related costs	1,005	—	—	1,005	—
Exclude related tax (benefit) expense	(126)	64	(80)	733	(576)
Total earnings from core operations (non-GAAP)	$38,607	$32,220	$25,220	$97,100	$75,349

Diluted earnings per share (GAAP)	$1.17	$1.00	$0.76	$3.05	$2.25
Diluted core earnings per share (non-GAAP)	$1.19	$1.00	$0.76	$3.00	$2.28

BANR - Third Quarter 2018 Results
October 24, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ADJUSTED EFFICIENCY RATIO	Quarters Ended			Nine months ended
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Non-interest expense (GAAP)	$81,632	$82,637	$80,331	$245,975	$236,469
Exclude acquisition-related costs	(1,005)	—	—	(1,005)	—
Exclude CDI amortization	(1,348)	(1,382)	(1,542)	(4,112)	(4,790)
Exclude state/municipal tax expense	(902)	(816)	(780)	(2,430)	(1,857)
Exclude REO (loss) gain	(433)	319	(240)	(553)	1,089
Adjusted non-interest expense (non-GAAP)	$77,944	$80,758	$77,769	$237,875	$230,911

Net interest income before provision for loan losses (GAAP)	$109,078	$105,063	$100,210	$313,514	$294,770
Non-interest income (GAAP)	20,411	21,217	18,081	62,990	57,525
Total revenue	129,489	126,280	118,291	376,504	352,295
Exclude net gain on sale of securities	—	(44)	(270)	(48)	(230)
Exclude net change in valuation of financial instruments carried at fair value	(45)	(224)	493	(3,577)	1,831
Adjusted revenue (non-GAAP)	$129,444	$126,012	$118,514	$372,879	$353,896

Efficiency ratio (GAAP)	63.04%	65.44%	67.91%	65.33%	67.12%
Adjusted efficiency ratio (non-GAAP)	60.21%	64.09%	65.62%	63.79%	65.25%

TANGIBLE COMMON SHAREHOLDERS' EQUITY TO TANGIBLE ASSETS	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sep 30, 2017
Shareholders' equity (GAAP)	$1,272,198	$1,253,010	$1,272,626	$1,327,011
Exclude goodwill and other intangible assets, net	261,158	262,517	265,314	269,802
Tangible common shareholders' equity (non-GAAP)	$1,011,040	$990,493	$1,007,312	$1,057,209

Total assets (GAAP)	$10,514,303	$10,379,194	$9,763,209	$10,443,086
Exclude goodwill and other intangible assets, net	261,158	262,517	265,314	269,802
Total tangible assets (non-GAAP)	$10,253,145	$10,116,677	$9,497,895	$10,173,284
Common shareholders' equity to total assets (GAAP)	12.10%	12.07%	13.03%	12.71%
Tangible common shareholders' equity to tangible assets (non-GAAP)	9.86%	9.79%	10.61%	10.39%

TANGIBLE COMMON SHAREHOLDERS' EQUITY PER SHARE
Tangible common shareholders' equity	$1,011,040	$990,493	$1,007,312	$1,057,209
Common shares outstanding at end of period	32,402,757	32,405,696	32,726,485	33,254,784
Common shareholders' equity (book value) per share (GAAP)	$39.26	$38.67	$38.89	$39.90
Tangible common shareholders' equity (tangible book value) per share (non-GAAP)	$31.20	$30.57	$30.78	$31.79